Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-57004) pertaining to Key Energy Services, Inc. 401(k) Savings and Retirement Plan of our report dated April 13, 2005, with respect to the financial statements and supplemental schedules of Key Energy Services, Inc. 401(k) Savings and Retirement Plan included in this annual Report (Form 11-K) for the years ended December 31, 2004 and 2003.

Clifton Gunderson LLP

Amarillo, Texas
June 24, 2005